EXHIBIT 24(H)(C)(I)

                         MUTUAL FUND SERVICES AGREEMENT

                          Fund Administration Services
                            Fund Accounting Services
                            Transfer Agency Services

                                     between

                                THE TIMOTHY PLAN

                                       and

                           UNIFIED FUND SERVICES, INC.

                                  JULY 1, 1999

Exhibit A - Portfolio Listing
Exhibit B - Fund Administration Services Description
Exhibit C - Fund Accounting Services Description
Exhibit D - Transfer Agency Services Description
Exhibit E - Fees and Expenses

                         MUTUAL FUND SERVICES AGREEMENT

     AGREEMENT (this "Agreement"), dated as of July 1, 1999, between the Timothy Plan, a Delaware business trust (the "Fund"), and Unified Fund Services, Inc., an Indiana corporation ("Unified").

                                   WITNESSTH:

     WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund wishes to retain Unified to provide transfer agent, fund accounting and certain administration services with respect to the Fund, and Unified is willing to furnish such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

     SECTION 1. Appointment. The Fund hereby appoints Unified to provide transfer agent, fund accounting and fund administration services for the Fund, subject to the supervision of the Board of Trustees of the Fund (the "Board"), for the period and on the terms set forth in this Agreement. Unified accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Section 6 and Exhibit E to this Agreement. The Fund will initially consist of the portfolios, funds and/or classes of shares (each a "Portfolio"; collectively the "Portfolios") listed on Exhibit A. The Fund shall notify Unified in writing of each additional Portfolio established by the Fund. Each new Portfolio shall be subject to the provisions of this Agreement, except to the extent that the provisions (including those relating to the compensation and expenses payable by the Fund and its Portfolios) may be modified with respect to each new Portfolio in writing by the Fund and Unified at the time of the addition of the new Portfolio.

     SECTION 2. Representations and Warranties of Unified. Unified represents and warrants to the Fund that:

     (a) Unified is a corporation duly organized and existing under the laws of the State of Indiana;

     (b) Unified is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement, and all requisite corporate proceedings have been taken by Unified to authorize Unified to enter into and perform this Agreement;

     (c) Unified has, and will continue to have, access to the facilities, personnel and equipment required to fully perform its duties and obligations hereunder;

     (d) no legal or administrative proceedings have been instituted or threatened against Unified that would impair its ability to perform its duties and obligations under this Agreement; and

     (e) Unified's entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of Unified or any law or regulation applicable to Unified.

     SECTION 3. Representations and Warranties of the Fund. The Fund represents and warrants to Unified that:

     (a) the Fund is a business trust duly organized and existing under the laws of the State of Delaware;

     (b) the Fund is empowered under applicable laws and by its Declaration of Trust and By-Laws to enter into and perform this Agreement, and the Fund has taken all requisite proceedings to authorize the Fund to enter into and perform this Agreement;

     (c) the Fund is an investment company properly registered under the 1940 Act; a registration statement under the Securities Act of 1933, as amended ("1933 Act") and the 1940 Act on Form N-lA has been filed and will be effective and will remain effective during the term of this Agreement, and all necessary filings under the laws of the states will have been made and will be current during the term of this Agreement;

     (d) no legal or administrative proceedings have been instituted or threatened against the Fund that would impair its ability to perform its duties and obligations under this Agreement; and

     (e) the Fund's entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it.

     SECTION 4. Delivery of Documents. The Fund will promptly furnish to Unified such copies, properly certified or authenticated, of contracts, documents and other related information that Unified may request or requires to properly discharge its duties. Such documents may include but are not limited to the following:

     (a) Resolutions of the Board authorizing the appointment of Unified to provide certain transfer agency, fund accounting and administration services to the Fund and approving this Agreement;

     (b) The Fund's Declaration of Trust;

     (c) The Fund's By-Laws;

     (d)  The  Fund's  currently  effective   registration  statement  including
exhibits, as amended, on Form N-1A (the "Registration Statement") under the 1933 Act and the 1940 Act, as filed with the SEC;

     (e) Copies of the Management Agreement between the Fund and its investment adviser (the "Advisory Agreement");

     (f) Opinions of counsel and auditors reports;

     (g) The Fund's Prospectus and Statement of Additional Information relating to all Portfolios and all amendments and supplements thereto (such Prospectus and Statement of Additional Information and supplements thereto, as presently in effect and as from time to time hereafter amended and supplemented, herein called the "Prospectuses"); and

     (h) Such  other  agreements  as the Fund may  enter  into from time to time
including  securities  lending  agreements,   futures  and  commodities  account
agreements, brokerage agreements, and options agreements.

     SECTION 5. Services Provided by Unified.

     (a) Unified will provide the following services subject to the control, direction and supervision of the Board and in compliance with the objectives, policies and limitations set forth in the Fund's Registration Statement, Declaration of Trust and By-Laws; applicable laws and regulations; and all resolutions and policies implemented by the Board:

     (i) Fund Administration, as described on Exhibit B to this Agreement.

     (ii) Fund Accounting, as described on Exhibit C to this Agreement.

     (iii) Transfer Agency, as described on Exhibit D to this Agreement.

     (iv) Dividend Disbursing. Unified will serve as the Fund's dividend disbursing agent. Unified will prepare and mail checks, place wire transfers or reinvest income and capital gain payments to shareholders. The Fund will advise Unified in advance of the declaration of any dividend or distribution and the record and payable date thereof. Unified will, on or before the payment date of any such dividend or distribution, notify the Fund's Custodian of the estimated amount required to pay any portion of such dividend or distribution payable in cash, and on or before the payment date of such distribution, the Fund will instruct its Custodian to make available to Unified sufficient funds for the cash amount to be paid out. If a shareholder is entitled to receive additional shares by virtue of any such distribution or dividend, Unified will make the appropriate credits to each shareholder's account. A shareholder will receive a confirmation from Unified indicating the number of shares credited to his/her account.

     (b) Unified will also:

     (i) provide office facilities with respect to the provision of the services contemplated herein (which may be in the offices of Unified or a corporate affiliate of Unified);

     (ii) provide or otherwise obtain personnel sufficient, in Unified's sole discretion, for provision of the services contemplated herein;

     (iii) furnish equipment and other materials, which Unified, in its sole discretion, believes are necessary or desirable for provision of the services contemplated herein; and

     (iv) keep records relating to the services provided hereunder in such form and manner as set forth on Exhibits B, C and D and as Unified may otherwise deem appropriate or advisable, all in accordance with the 1940 Act. To the extent required by Section 31 of the 1940 Act and the rules thereunder, Unified agrees that all such records prepared or maintained by Unified relating to the services provided hereunder are the property of the Fund and will be preserved for the periods prescribed under Rule 31a-2 under the 1940 Act, maintained at the Fund's expense, and made available in accordance with such Section and rules. Unified further agrees to surrender promptly to the Fund upon its request and cease to retain in its records and files those records and documents created and maintained by Unified pursuant to this Agreement.

     SECTION 6. Fees: Expenses: Expense Reimbursement.

     (a) As compensation for the services rendered to the Fund pursuant to this Agreement the Fund shall pay Unified monthly fees determined as set forth on Exhibit E to this Agreement. Such fees are to be billed monthly and shall be due and payable upon receipt of the invoice. Upon any termination of this Agreement and before the end of any month, the fee for the part of the month before such termination shall be equal to the fee normally due for the full monthly period and shall be payable upon the date of termination of this Agreement.

     (b) For the purpose of determining fees calculated as a function of a Portfolio's net assets, the value of the Portfolio's net assets shall be computed as required by the Prospectus, generally accepted accounting principles, and resolutions of the Board.

     (c) Unified will from time to time employ or associate with such person or persons as may be appropriate to assist Unified in the performance of this Agreement. Such person or persons may be officers and employees who are employed or designated as officers by both Unified and the Fund. The compensation of such person or persons for such employment shall be paid by Unified and no obligation will be incurred by or on behalf of the Fund in such respect.

     (d) Unified will bear all of its own expenses in connection with the performance of the services under this Agreement except as otherwise expressly provided herein. The Fund agrees to promptly reimburse Unified for any equipment and supplies specially ordered by or for the Fund through Unified and for any other expenses not contemplated by this Agreement that Unified may incur on the Fund's behalf at the Fund's request or as consented to by the Fund. Such other expenses to be incurred in the operation of the Fund and to be borne by the Fund, include, but are not limited to: taxes; interest; brokerage fees and commissions; salaries and fees of officers and directors who are not officers, directors, shareholders or employees of Unified, or the Fund's investment adviser or distributor; SEC and state Blue Sky registration and qualification fees, levies, fines and other charges; advisory fees; charges and expenses of custodians; insurance premiums including fidelity bond premiums; auditing and legal expenses; costs of maintenance of corporate existence; expenses of typesetting  and  printing  of  prospectuses  and for  distribution  to  current shareholders of the Fund; expenses of printing and production cost of shareholders' reports and proxy statements and materials; costs and expense of Fund stationery and forms; costs and expenses of special telephone and data lines and devices; costs associated with corporate, shareholder, and Board meetings; and any extraordinary expenses and other customary Fund expenses. In addition, Unified may utilize one or more independent pricing services, approved from time to time by the Board, to obtain securities prices and to act as backup to the primary pricing services, in connection with determining the net asset values of the Fund, and the Fund will reimburse Unified for the Fund's share of the cost of such services based upon the actual usage, or a pro-rata estimate of the use, of the services for the benefit of the Fund.

     (e) The Fund may request additional services, additional processing, or special reports. Such requests may be provided by Unified at additional charges. In this event, the Fund shall submit such requests in writing together with such specifications as may be reasonably required by Unified, and Unified shall respond to such requests in the form of a price quotation. The Fund's written acceptance of the quotation must be received prior to implementation of such request. Additional services will be charged at Unified's standard rates.

     (f) All fees, out-of-pocket expenses, or additional charges of Unified shall be billed on a monthly basis and shall be due and payable upon receipt of the invoice.

     Unified will render, after the close of each month in which services have been furnished, a statement reflecting all of the charges for such month. Charges remaining unpaid after thirty (30) days shall bear interest in finance charges equivalent to, in the aggregate, the Prime Rate (as publicly announced by Firstar Bank, N.A., from time to time) plus 2.00% per year and all costs and expenses of effecting collection of any such sums, including reasonable attorney's fees, shall be paid by the Fund to Unified.

     In the event that the Fund is more than sixty (60) days delinquent in its payments of monthly billings in connection with this Agreement (with the exception of specific amounts which may be contested in good faith by the Fund), this Agreement may be terminated upon thirty (30) days' written notice to the Fund by Unified. The Fund must notify Unified in writing of any contested amounts within thirty (30) days of receipt of a billing for such amounts. Disputed amounts are not due and payable until resolved pursuant to the terms of this Agreement.

     SECTION 7. Proprietary and Confidential Information. Unified agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Fund, all records and other information relative to the Fund's prior, present or potential shareholders, and to not use such records and information for any purpose other than performance of Unified's responsibilities and duties hereunder. Unified may seek a waiver of such confidentiality provisions by furnishing reasonable prior notice to the Fund and obtaining approval in writing from the Fund, which approval shall not be unreasonably withheld and may not be withheld where Unified may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities. Waivers of confidentiality are automatically effective without further action by Unified with respect to Internal Revenue Service levies, subpoenas and similar actions, or with respect to any request by the Fund.

     SECTION 8. Duties, Responsibilities and Limitations of Liability.

     (a) In the performance of its duties hereunder, Unified shall be obligated to exercise due care and diligence, and to act in good faith in performing the services provided for under this Agreement. In performing its services hereunder, Unified shall be entitled to rely on any oral or written instructions, notices or other communications from the Fund and its custodian, officers and trustees, investors, agents and other service providers which Unified reasonably believes to be genuine, valid and authorized. Unified shall also be entitled to consult with and rely on the advice and opinions of outside legal counsel retained by the Fund, as necessary or appropriate.

     (b) Unified shall not be liable for any error of judgment or mistake of law or for any loss or expense suffered by the Fund, in connection with the matters to which this Agreement relates, except for a loss or expense caused by or resulting from, in whole or in part, willful misfeasance, bad faith or negligence on Unified's part in the performance of its duties or from reckless disregard by Unified of its obligations and duties under this Agreement. Any person, even though also an officer, director, partner, employee or agent of Unified, who may be or become an officer, director, partner, employee or agent of the Fund, shall be deemed when rendering services to the Fund or acting on any business of the Fund (other than services or business in connection with Unified's duties hereunder) to be rendering such services to or acting solely for the Fund and not as an officer, director, partner, employee or agent or person under the control or direction of Unified even though paid by Unified.

     (c) Except for a loss or expense solely caused by or resulting from willful misfeasance, bad faith or negligence on Unified's part in the performance of its duties or from reckless disregard by Unified of its obligations and duties under this Agreement, Unified shall not be responsible for, and the Fund shall indemnify and hold Unified harmless from and against, any and all losses, damages, costs, reasonable attorneys' fees and expenses, payments, expenses and liabilities arising out of or attributable to:

     (i) all actions of Unified or its officers or agents required to be taken pursuant to this Agreement;

     (ii) the reliance on or use by Unified or its officers or agents of information, records, or documents which are received by Unified or its officers or agents and furnished to it or them by or on behalf of the Fund, and which have been prepared or maintained by the Fund or any third party on behalf of the Fund;

     (iii) the Fund's refusal or failure to comply with the terms of this Agreement or the Fund's lack of good faith, or its actions, or lack thereof involving negligence or willful misfeasance;

     (iv) the breach of any representation or warranty of the Fund hereunder;

     (v) the taping or other form of recording of telephone conversations or other forms of electronic communications with investors and shareholders, or reliance by Unified on telephone or other electronic instructions of any person acting on behalf of a shareholder or shareholder account for which telephone or other electronic services have been authorized;

     (vi) any delays, inaccuracies, errors in or omissions from data provided to Unified by data and pricing services;

     (vii) the offer or sale of shares by the Fund in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state, or in violation of any stop order or other determination or ruling by any federal agency or any state agency with respect to the offer or sale of such shares in such state (1) resulting from activities, actions, or omissions by the Fund or its other service providers and agents, or
(2) existing or arising out of activities, actions or omissions by or on behalf of the Fund prior to the effective date of this Agreement; and

     (viii) the compliance by the Fund, its investment adviser, and its distributor with applicable securities, tax, commodities and other laws, rules and regulations.

     SECTION 9. Terms. This Agreement shall become effective on the date first herein above written. This Agreement may be modified or amended from time to time by mutual agreement between the parties hereto. This Agreement shall continue in effect unless terminated by either party on at least ninety (90) days' prior written notice. Upon termination of this Agreement, the Fund shall pay to Unified such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of termination or the date that the provision of services ceases, whichever is sooner.

     Should the Fund exercise its right to terminate this Agreement, the Fund agrees to pay a termination/conversion fee, simultaneous with the transfer of all Fund records to the successor mutual fund service provider(s), in an amount equal to the total compensation under this agreement for the 30 day period immediately preceding the termination notice date. In addition, the Fund agrees to pay for all conversion tape set-up fees, test conversion preparation and processing fees and final conversion fees.

     Such compensation to Unified shall be for the expenses incurred in connection with the retrieval, compilation and movement of books, records and materials relative to the deconversion or conversion of Fund records to the successor mutual fund service provider as directed by the Fund. Notwithstanding the foregoing, any amount owed by the Fund to Unified prior to the termination/conversion shall still be due and payable under the terms of this Agreement. No such compensation shall be due to Unified if Unified terminates this Agreement for reasons other than a default by the Fund.

     Upon the termination of the Agreement for any reason, Unified agrees to provide the Fund with complete and accurate transfer agency, fund accounting and administration records and to assist the Fund in the orderly transfer of accounts and records. Without limiting the generality of the foregoing, Unified agrees upon termination of this Agreement:

     (a) to deliver to the successor mutual fund service provider(s), computer tapes containing the Fund's accounts and records together with such record layouts and additional information as may be necessary to enable the successor mutual fund service provider(s) to utilize the information therein;

     (b) to cooperate with the successor mutual fund service provider(s) in the interpretation of the Fund's account and records;

     (c) to forward all shareholder calls, mail and correspondence to the new mutual fund service provider(s) upon de-conversion; and

     (d) to act in good faith, to make the conversion as smooth as possible for the successor mutual fund service provider(s) and the Fund.

     SECTION 10. Notices. Any notice required or permitted hereunder shall be in writing and shall be deemed to have been given when delivered in person or by certified mail, return receipt requested, to the parties at the following address (or such other address as a party may specify by notice to the other):

     (a)  If to the Fund, to:

                The Timothy Plan
                1304 W. Fairbanks Avenue
                Winter Park, Florida  32789
                Attention:  President

     (b)  If to Unified, to:

                Unified Fund Services, Inc.
                431 North Pennsylvania Street
                Indianapolis, Indiana 46204
                Attention:  President

     Notice shall be effective upon receipt if by mail, on the date of personal delivery (by private messenger, courier service or otherwise) or upon confirmed receipt of telex or facsimile, whichever occurs first.

     SECTION 11. Assignability. This Agreement shall not be assigned by either party hereto without the prior written consent of the other party.

     SECTION 12. Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

     SECTION 13. Force Majeure. Unified shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitations, acts of God, earthquake, fires, floods, wars, acts of civil or military authorities, or governmental actions, nor shall any such failure or delay give the Fund the right to terminate this Agreement.

     SECTION 14. Use of Name. The Fund and Unified agree not to use the other's name nor the names of such other's affiliates, designees, or assignees in any prospectus, sales literature, or other printed material written in a manner not previously, expressly approved in writing by the other or such other's affiliates, designees, or assignees except where required by the SEC or any state agency responsible for securities regulation.

     SECTION 15. Amendments. This Agreement may be modified or amended from time to time by mutual written agreement between the parties. No provision of this Agreement may be changed, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

     SECTION 16. Severability. If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

     SECTION 17. Governing Law. This Agreement shall be governed by the laws of the State of Indiana.

IN WITNESS WHEREOF, the parties hereto have caused this Mutual Fund Services Agreement to be signed by their respective duly authorized officers as of the day and year first above written.


THE TIMOTHY PLAN


By:                                               Date________________
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Print Name:
            -----------------------------
Title:
       ----------------------------------
Attest:
        ----------------------------------

UNIFIED FUND SERVICES, INC.


By:                                               Date________________
    -------------------------------------

Print Name:
            -----------------------------
Title:
       ----------------------------------
Attest:
        ---------------------------------
By:                                               Date________________
    -------------------------------------

Print Name:
            -----------------------------
Title:
       ----------------------------------
Attest:
        ---------------------------------

                                    EXHIBIT A
                                       to
                         Mutual Fund Services Agreement

                               List of Portfolios

Timothy Plan Small-Cap Value Fund, Class A
Timothy Plan Small-Cap Value Fund, Class B
Timothy Plan Small-Cap Value Fund, Class C

Timothy Plan Large/Mid-Cap Value Fund, Class A
Timothy Plan Large/Mid-Cap Value Fund, Class B
Timothy Plan Large/Mid-Cap Value Fund, Class C

Timothy Plan Fixed-Income Fund, Class A
Timothy Plan Fixed-Income Fund, Class B
Timothy Plan Fixed-Income Fund, Class C

Timothy Plan Money Market Fund

Timothy Plan Small-Cap Variable Series

                                    EXHIBIT B
                                       to
                         Mutual Fund Services Agreement

               General Description of Fund Administration Services
               ---------------------------------------------------

I.   Financial and Tax Reporting
     ---------------------------

A.   Report Fund performance to outside services as directed by Fund management.

B.   Prepare and file Fund's Form N-SAR with the SEC.

C. In conjunction with transfer agent, notify shareholders as to what portion, if any, of the distributions made by the Fund during the prior fiscal year were exempt-interest dividends under Section 852(b)(5)(A) of the Code.

D. Provide Form 1099-MISC to persons other than corporations (i.e., Trustees) to whom the Fund paid more than $600 during the year.

II.  Portfolio Compliance
     --------------------

A.   Assist  with  monitoring  each   Portfolio's   compliance  with  investment
     restrictions (e.g., issuer or industry diversification, etc.) listed in the current Prospectus and Statement of Additional Information.

B.   Assist with monitoring each Portfolio's compliance with the requirements of
     Section 851 of the Code for qualification as a RIC (i.e., 90% Income and Diversification Tests).

III. Regulatory Affairs and Corporate Governance
     -------------------------------------------

A.   Assist  Fund  counsel  in the  preparation  and  filing  of  post-effective
     amendments  to  the  Fund's   registration   statement  on  Form  N-lA  and
     supplements as needed.

B.   Prepare and file Rule 24f-2 Notices.

C. Assist with the review and monitoring of fidelity bond and errors and omissions insurance coverage and make any related regulatory filings.

D. File copies of financial reports to shareholders with the SEC under Rule 30b2-1.

IV.  General Administration
     ----------------------

A. For new Portfolios obtain Employer Identification Number and CUSIP numbers. Estimate organizational costs and expenses and monitor against actual disbursements.

B. Coordinate all communications and data collection with regard to any regulatory examinations and yearly audits by independent accountants.

                                    EXHIBIT C
                                       to
                         Mutual Fund Services Agreement

                     Description of Fund Accounting Services
                     ---------------------------------------

I.   General Description
     -------------------

     Unified shall provide the following accounting services to the Fund:

A. Calculate dividend and capital gain distributions in accordance with distribution policies detailed in the Fund's Prospectus. Assist Fund management in making final determinations of distribution amounts.

B. Estimate and recommend year-end dividend and capital gain distributions necessary to establish Fund's status as a regulated investment company ("RIC") under Section 4982 of the Internal revenue Code of 1986, as amended (the "Code") regarding minimum distribution requirements.

C. Assist the Fund's public accountants or other professionals in preparing and file Fund's Federal tax return on Form 1120-RIC along with all state and local tax returns where applicable. Also assist in Preparing and filing Federal Excise Tax Return (Form 8613).

D. Maintain the books and records and accounting controls for the Fund's assets, including records of all securities transactions.

E.   Calculate  each   Portfolio's  net  asset  value  in  accordance  with  the
     Prospectus and (once the Portfolio meets eligibility requirements) transmit to NASDAQ and to such other entities as directed by the Fund.

F. Account for dividends and interest received and distributions made by the Fund.

G. Prepare Fund or Portfolio expense projections, establish accruals and review on a periodic basis, including expenses based on a percentage of Fund's average daily net assets (advisory and administrative fees) and expenses based on actual charges annualized and accrued daily (audit fees, registration fees, directors' fees, etc.).

H. Produce transaction data, financial reports and such other periodic and special reports as the Board may reasonably request.

I.   Liaison with the Fund's independent auditors.

J.   Monitor  and  administer   arrangements   with  the  Fund's  Custodian  and
     depository banks.

K.   A listing of reports that will be available to the Fund is included below.

II.  Daily Reports
     -------------

A.   General Ledger Reports
     1.   Trial Balance Report
     2.   General Ledger Activity Report

B.   Portfolio Reports
     1.   Portfolio Report
     2.   Cost Lot Report
     3.   Purchase Journal
     4.   Sell/Maturity Journal
     5.   Amortization/Accretion Report
     6.   Maturity Projection Report

C.   Pricing Reports
     1.   Pricing Report
     2.   Pricing Report by Market Value
     3.   Pricing Variance by % Change
     4.   NAV Report
     5.   NAV Proof Report
     6.   Money Market Pricing Report

D.   Accounts Receivable/Payable Reports
     1.   Accounts Receivable for Investments Report
     2.   Accounts Payable for Investments Report
     3.   Interest Accrual Report
     4.   Dividend Accrual Report

E.   Other Reports
     1.   Dividend Computation Report
     2.   Cash Availability Report
     3.   Settlement Journal

III. Monthly Reports
     ---------------

     Standard Reports
          1.   Cost Proof Report
          2.   Transaction History Report
          3.   Realized Gain/Loss Report
          4.   Interest Record Report
          5.   Dividend Record Report
          6.   Broker Commission Totals
          7.   Broker Principal Trades
          8.   Shareholder Activity Report
          9.   Fund Performance Report
          10.  SEC Yield Calculation Work Sheet (fixed-income funds only)

                                    EXHIBIT D
                                       to
                         Mutual Fund Services Agreement

                     Description of Transfer Agency Services
                     ---------------------------------------

     The following is a general description of the transfer agency services Unified shall provide to the Fund.

A. Shareholder Recordkeeping. Maintain records showing for each Fund shareholder the following: (i) name, address and tax identifying number;
     (ii) number of shares of each Portfolio; (iii) historical information including, but not limited to, dividends paid and date and price of all transactions including individual purchases and redemptions; and (iv) any dividend reinvestment order, application, dividend address and correspondence relating to the current maintenance of the account.

B. Shareholder Issuance. Record the issuance of shares of each Portfolio. Except as specifically agreed in writing between Unified and the Fund, Unified shall have no obligation when countersigning and issuing and/or crediting shares to take cognizance of any other laws relating to the issue and sale of such shares except insofar as policies and procedures of the Stock Transfer Association recognize such laws.

C. Purchase Orders. Process all orders for the purchase of shares of the Fund in accordance with the Fund's current registration statement. Upon receipt of any check or other payment for purchase of shares of the Fund from an investor, Unified will (i) stamp the envelope with the date of receipt,
     (ii) forthwith process the same for collection, (iii) determine the amounts thereof due the Fund, and notify the Fund of such determination and deposit, such notification to be given on a daily basis of the total amounts determined and deposited to the Fund's custodian bank account during such day. Unified shall then credit the share account of the investor with the number of Portfolio shares to be purchased made on the date such payment is received by Unified, as set forth in the Fund's current prospectus and shall promptly mail a confirmation of said purchase to the investor, all subject to any instructions which the Fund may give to Unified with respect to the timing or manner of acceptance of orders for shares relating to payments so received by it.

D. Redemption Orders. Receive and stamp with the date of receipt all requests for redemptions or repurchase of shares held in certificate or non-certificate form, and process redemptions and repurchase requests as follows: (i) if such certificate or redemption request complies with the applicable standards approved by the Fund, Unified shall on each business day notify the Fund of the total number of shares presented and covered by such requests received by Unified on such day; (ii) on or prior to the seventh calendar day succeeding any such requests received by Unified, Unified shall notify the Custodian, subject to instructions from the Fund, to transfer monies to such account as designated by Unified for such payment to the redeeming shareholder of the applicable redemption or repurchase price; (iii) if any such certificate or request for redemption or repurchase does not comply with applicable standards, Unified shall promptly notify the investor of such fact, together with the reason therefor, and shall effect such redemption at the Fund's price next determined after receipt of documents complying with said standards, or, at such other time as the Fund shall so direct.

E. Telephone Orders. Process redemptions, exchanges and transfers of Fund shares upon telephone instructions from qualified shareholders in accordance with the procedures set forth in the Fund's current Prospectus. Unified shall be permitted to redeem, exchange and/or transfer Fund shares from any account for which such services have been authorized.

F. Transfer of Shares. Upon receipt by Unified of documentation in proper form to effect a transfer of shares, including in the case of shares for which certificates have been issued the share certificates in proper form for transfer, Unified will register such transfer on the Fund's shareholder records maintained by Unified pursuant to instructions received from the transferor, cancel the certificates representing such shares, if any, and if so requested, countersign, register, issue and mail by first class mail new certificates for the same or a smaller whole number of shares.

G.   Shareholder   Communications   and   Meetings.   Address   and   mail   all
     communications by the Fund to its shareholders promptly following the delivery by the Fund of the material to be mailed. Prepare shareholder lists, mail and certify as to the mailing of proxy materials, receive the tabulated proxy cards, render periodic reports to the Fund on the progress of such tabulation, and provide the Fund with inspectors of election at any meeting of shareholders.

H. Returned checks. In the event that any check or other order for the payment of money is returned unpaid for any reason, Unified will take such steps, including redepositing the check for collection or returning the check to the investor, as Unified may, at its discretion, deem appropriate and notify the Fund of such action, or as the Fund may instruct.

I. Shareholder Correspondence. Acknowledge all correspondence from shareholders relating to their share accounts and undertake such other shareholder correspondence as may from time to time be mutually agreed upon.

                                    EXHIBIT E
                                       to
                         MUTUAL FUND SERVICES AGREEMENT

TRANSFER AGENCY FEE SCHEDULE
----------------------------

     The prices contained herein are effective for twelve months from the execution date of the Transfer Agency contract.

I CONVERSION FEE: Manual  conversion/new  fund establishment - fee not to exceed
----------------
          $1,500 per portfolio. Electronic conversions - $2.00 per shareholder account with a $5,000 minimum fee.

II STANDARD BASE FEE FOR STANDARD BASE SERVICES
-----------------------------------------------

     The Base Fee1 is $16.00 for money market funds and $14.00 for equity/bond funds per active Shareholder Account per year with a minimum fee of $15,0002 per initial portfolio and/or share classes per year plus $9,0002 per year for each additional portfolio/share class. An Active Shareholder Account is any Shareholder Account existing on Transfer Agent's computerized files with a non-zero Share balance. There is a $.40 per account charge for any account with a zero share balance for the current month, as determined on the last day of each month. The base fee will be billed on a monthly basis.

          1 The Base Fee does not include: forms design and printing, statement production, envelope design and printing, postage and handling, shipping, statement microfiche copies and 800 number access to Unified's shareholder services group.

          2 Discount based on total assets per portfolio and/or share class:

          $0 - 2 Million     50%
          $2 - 5 Million     25%
          $5 Plus Million      0%

     Unified will provide lost account search services in connection of SEC Rules 17Ad-17 and 17a-24 at a cost of $2.50 per account searched. These "Electronic Data Search Services" will be performed on a semi-annual basis. This service will apply to only Active Shareholder Accounts maintained on the transfer agency system coded as RPO accounts.

     In addition to the above fees, there will be a $500.00 minimum fee/rerun charge when the nightly processing has be repeated due to incorrect NAV or dividend information received from the Fund Accountant/Portfolio Pricing Agent as a result of incorrect information provided by the Fund's Investment Adviser or Investment Managers.

III  STANDARD SERVICES PROVIDED
-------------------------------

     -Open new accounts
     -Maintain Shareholder accounts
          INCLUDING:
          -Change addresses
          -Prepare daily reports on number of Shares, accounts
          -Prepare Shareholder federal tax information
          -Withhold taxes on U.S. resident and non-resident alien accounts -Reply to Shareholder calls and correspondence other than that for Fund information and related inquiries
     -Process purchase of Shares
     -Process  partial  and  complete  redemptions
     -Process regular and legal transfer of accounts
     -Mail semi-annual and annual reports
     -Process dividends and distributions
     -Prepare Shareholder meeting lists

     -Process one proxy per year per fund. Tabulation is limited to three. -Receive and tabulate proxies
     -Confirm all transactions as provided by the terms of each Shareholder's account
     -Provide a system which will enable Fund to monitor the total number of Shares sold in each state. System has capability to halt sales and warn of potential oversell. (Blue Sky Reports)
     -Determine/Identify lost Shareholder accounts

IV STANDARD REPORTS AVAILABLE
-----------------------------

Unified Fund Services, Inc.
     -12b-1 Disbursement Report
     -12b-1 Disbursement Summary
     -Dealer Commission Report
     -Dealer Commission Summary Report
     -Exchange Activity Report
     -Fees Paid Summary Report
     -Fund Accrual Details
     -Holdings by Account Type
     -Posting Details
     -Posting Summary
     -Settlement Summary
     -Tax Register
     -Transactions Journal

V  NSCC INTERFACES
------------------
     -Fund/Serv and/or Networking set-up                             $1,000
     -Fund/Serv processing                                           $100 per month
     -Networking processing                                          $150 per month
       -Fund/Serv transactions                                       $0.35 per trade
       -Direct Networking expenses
                    Per item                                         $0.025 Monthly dividend fund
                    Per item                                         $0.015 Non-monthly dividend fund

VI  ADDITIONAL FEES FOR SERVICES OUTSIDE THE STANDARD BASE
----------------------------------------------------------

     -Interactive Voice Response System Set-up                       Pass through
     -Archiving of old records/storage of aged records               Pass through
     -Off-line Shareholder research                                  $25/hour (Billed to customer account)
     -Check copies                                                   $3/each (Billed to customer account)
     -Statement copies                                               $5/each (Billed to customer account)
     -Mutual Fund fulfillment/prospect file maintenance              $1.00/item
     -Shareholder communications charges (Faxes)                     Pass through
     -Leased line/equipment on TA's computer system                  Pass through
     -Dial-up access to TA's computer system                         Pass through
     -Labels                                                         $.05 ea/$100 minimum
     -Monthly Director's Reports                                     $25/mo/portfolio
     -AD-HOC REPORTWRITER Report Generation                          $50.00 per report
     -Bank Reconciliation Service                                    $50.00 monthly maintenance fee per bank account
                                                                     $1.50 per bank item
     -Systems Programming Labor Charges:
         Programmers or Consultants                                  $125.00/hour
         Officers                                                    $150.00/hour
       -Additional Proxy Processing:
         Each processing                                             $225.00 fixed charge per processing
         Preparation and Tabulation                                  $0.145/proxy issued
             (includes 3 tabulations, sixteen
             propositions)
         Each Extra Tabulation                                       $23.00 fixed charge per processing
                                                                     $0.02 per proxy tabulated

                          FUND ACCOUNTING FEE SCHEDULE

STANDARD FEE
------------

     0.05% for the first $50 million in total fund assets;
     0.04% from $50 million to $100 million in total fund assets;
     0.03% over $100 million in total fund assets.

     Out of Pocket Fees:      Fees charged for outside pricing  services and all
                              accompanying administrative expenditures.

     Subject to a $18,0001 annual minimum per portfolio (one share class) plus $7,5001 per additional share class. Fees are billed on a monthly basis.

          1 Discount based on assets per portfolio and/or share class:

                  $0 - 2 Million    50%
                  $2 - 5 Million    25%
                  $5 Million Plus    0%

OPTIONAL SERVICES AVAILABLE - INITIAL (FOR DESIRED SERVICES)
------------------------------------------------------------
__________     -Additional portfolio sub-adviser fee                         $10,000/portfolio
__________     -Multiple custodian fee                                       $5,000/fund group
__________     -GNMA securities fee                                          $2,500/portfolio
__________     -Quarterly financial statement preparation fee                $5,000/portfolio
__________     -Creation of semi-annual and annual reports                   $3,000/fund group
__________     -Statistical reporting fee (ICI, Lipper, Donoghue, etc.)      $100/report
__________     -Quarterly tax and compliance checklist                       $4,000/portfolio
__________     -Accrual calculations                                         $2,500/fund group
__________     -S.E.C. audit requirements                                    pass through
__________     -Processing of backup withholding                             $1,500/portfolio

SPECIAL REPORT GENERATION FEES
------------------------------

     AD-HOC Report Generation                      $75.00 per report
     Reruns                                        $75.00 per run
     Extract Tapes                                 $110.00 plus

SYSTEMS PROGRAMMING LABOR CHARGES
---------------------------------

     System Support Representatives                $100.00/hour
     Programmers, Consultants or
       Department Heads                            $125.00/hour
     Officers                                      $150.00/hour

DE-CONVERSION FEES
------------------

     De-Conversion fees will be subject to additional charges commensurate with particular circumstances and dependent upon scope of problems.

                    FUND ADMINISTRATION SERVICES FEE SCHEDULE

STANDARD FEE
------------

     0.03% in total fund assets*

     *Subject to a $7,5001 annual minimum per portfolio (one share class) plus $4,5001 per additional share class. Fees are billed on a monthly basis.

          1 Discount based on assets per portfolio and/or share class:

                  $0 - 2 Million    50%
                  $2 - 5 Million    25%
                  $5 Million Plus    0%

ADDITIONAL SERVICES AND FEES
----------------------------
    1.  Assistance in preparation and filing for an exemptive order
    or no action letter from the Securities and Exchange Commission          $1,500 minimum

    2.  Assist in the preparation and filing of additional Fund's
     Registration Statement on Form N1-A or any replacement thereof          $500 minimum

    3.  Assistance in preparation, filing and vote compilation of
    Proxy Statement for Special Shareholders Meeting.                        $10,000 minimum per Special Meeting

    4.  Assistance in Dissolution and Deregistration of the Fund
    (including related Proxy Statement)                                      $15,000 minimum

    5.  Reorganization/Merger of the Fund or portfolios (including
    proxy statement and excluding tax opinion)                               $17,000 minimum

    6. Such other duties related to the administration of the
    Fund as agreed to by Unified                                             Negotiable